Corporate Contact: Dennis M. Smith Chief Financial Officer Tel: 011 (852) 2259.7883 dennis_smith@vsource.com	Media Contact: HKA, Inc. Hilary Kaye (714) 426-0444 (PDT) hilary@hkamarcom.com

Vsource, Inc. Announces Financial Results

For Second Quarter, Six Months of Fiscal 2003

Third Consecutive Quarter of Positive Operating Cash Flow

            (SAN DIEGO, Calif. Aug. 15, 2002)---Vsource, Inc. (OTCBB: VSRC), a leader in providing customized business process outsourcing services, today announced its financial results for the second quarter and first six months of fiscal 2003.

            Revenues for the second quarter ended July 31, 2002, totaled $7.3 million, an increase of more than 542%, compared to the $1.1 million in revenues reported for the same period one year ago. The company reported a net loss of $907,000 for the second quarter of fiscal 2003, which was a marked improvement from the net loss of $8.6 million reported for the second quarter of the previous year.

            Revenue for the six months ended July 31, 2002, was $15.0 million, a 1,200% increase over the $1.1 million in revenues reported for the first six months a year ago. For the six months, the company reported a net loss available to common shareholders of $2.0 million or $0.06 per basic share. This included charges for non-cash stock compensation and a non-cash beneficial conversion feature associated with the issuance of convertible debt, plus non-cash deemed dividends associated with issuance of Series 1-A and Series 2-A Preferred Stock. This compares with a net loss of $13.7 million or $0.72 per share for the six months ended July 31, 2001.

            During the quarter the company achieved its third consecutive quarter of positive operating cash flow, with adjusted EBITDA (earnings before interest, taxes,

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depreciation and amortization) ("Adjusted EBITDA") totaling $1.0 million, adjusted to exclude non-cash stock compensation charges of $0.3 million. Net cash at the end of the second quarter totaled $6.2 million, an increase of $0.1 million from the amount outstanding at the beginning of the period. These results showed continuing improvement when measured against negative Adjusted EBITDA of $2.9 million for the quarter ended July 31, 2001. Adjusted EBITDA for the six months ended July 31, 2002 was $1.7 million, compared with a negative Adjusted EBITDA of $5.0 million for the same period a year earlier.

            "During the quarter we continued to execute well on existing contracts, to add new contracts for Payroll and Claims Services and Foundation Services, and to build new relationships with Fortune 500 and Global 500 companies operating across the Asia-Pacific region," said Phil Kelly, Vsource chief executive officer. "Although our revenues were down sequentially from the first quarter of this year, we were able to maintain our operating margins, resulting in a sequential improvement of 23% in Adjusted EBITDA. In the context of global economic conditions and in Asia in particular, sustaining this positive trend in profitability is encouraging."

            Kelly added, "The Fortune 500 and Global 500 companies that represent our target client pool are going through tumultuous times and this has caused many multinational companies to slow down key decisions on spending and resource allocation. We believe this represents a growth opportunity to Vsource. Even though we are experiencing longer selling cycles, we are now being engaged in discussions with the world's largest companies who we believe are committed to outsourcing significant portions of their non-core administrative or customer support functions in Asia-Pacific."

            "Businesses are experiencing unprecedented challenges in areas relating to cost controls, corporate controls and governance", said Dennis Smith, Vsource chief financial officer. "This means that operations in Asia-Pacific are undergoing the same scrutiny and belt-tightening that is being seen in the United States -- and one clear strategic path for many of these companies is to look to outsourcing as a way to lower costs, improve controls and enhance productivity."

            Smith continued, "We are experiencing a significant level of interest as more and more companies learn of our skills and our established infrastructure covering the diverse markets of Asia from our shared service centers in Malaysia and Japan. Our challenge now is to continue our high level of execution for existing clients and to close on several new major client relationships to help us to scale operations to the benefit of clients and, of course, our own revenues and bottom-line."

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VSOURCE INC. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)
	Three months ended July 31,		Six months ended July 31,
	2002	2001	2002	2001
Revenues	$ 7,297	$ 1,135	$14,997	$ 1,148
Operating expenses:
Cost of revenue	3,211	1,383	7,222	1,383
Selling, general & administrative	3,830	2,761	7,966	3,456
Research and development	-	429	-	2,242
Non-cash compensation expense	337	330	850	878
Insurance proceeds in respect of loss on inventory	-	-	(463)	-
Impairment of long-lived assets	-	1,941	-	4,079
Total expenses	7,378	6,844	15,575	12,038
Operating income (loss)	(81)	(5,709)	(578)	(10,890)
Non-cash beneficial conversion feature (1)	(656)	(618)	(1,130)	(618)
Other interest income (expense)	(170)	(144)	(337)	(109)
Net income (loss)	(907)	$ (6,471)	$ (2,045)	$(11,617)
Non-cash deemed dividend for preferred shareholders	-	(2,095)	-	(2,095)
Net income (loss) available to common shareholders	$ (907)	$ (8,566)	$ (2,045)	$(13,712)
Net income (loss) per common shareholders:
Basic and diluted (2)	$ (0.03)	$ (0.44)	$ (0.06)	$ (0.72)
Weighted average number of common shares outstanding:
Basic and diluted (2)	34,485	19,576	34,251	18,980
Earnings before interest, taxes, depreciation & amortization excluding non-cash compensation charges	$ 956	$ (2,942)	$ 1,736	$ (5,009)
Adjusted EBITDA margin	13.1%	-259.2%	11.6%	-436.3%

(1)	Non-cash beneficial conversion charges associated with the issuance of convertible debt
(2)	Excludes common shares outstanding on an "as converted basis" totaling 114.5 million in aggregate associated with preferred stock, convertible notes, warrants and vestedemployee options outstanding

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VSOURCE INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	July 31, 2002	January 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$ 6,252	$ 4,753
Restricted cash, current	58	61
Accounts receivable, net	2,151	2,886
Inventory	417	-
Other current assets	1,952	1,507
Total current assets	10,830	9,207
Property and equipment, net	5,897	7,232
Restricted cash, non-current	250	-
Total assets	$ 16,977	$ 16,439
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$ 1,770	$ 1,706
Accrued expenses	4,413	3,610
Advance from customer	1,229	906
Convertible notes payable	7,547	-
Debt discount	(6,152)	-
Total current liabilities	8,807	6,222
Long term liabilities:
Convertible notes payable	-	7,497
Debt discount	-	(7,232)
Advance from customer	1,500	2,100
Total long term liabilities	1,500	2,365
Commitments and contingencies	-	-
Preferred stock	10,559	11,223
Shareholders deficit	(3,889)	(3,371)
Total liabilities and shareholders' deficit	$16,977	$16,439

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About Vsource

            Vsource, Inc., based in San Diego, Calif., provides business process outsourcing (BPO) services -- under the Vsource Versatile Solutions™ trade name -- to Fortune 500 and Global 500 organizations across the Asia-Pacific region. Vsource Versatile Solutions include Integrated Technical Service Solutions, Payroll and Claims Solutions, Sales Solutions and Vsource Foundation Solutions™, which include Financial Services, Customer Relationship Management (CRM) and Supply Chain Management (SCM). Vsource operates shared customer service centers (Vsource Customer Centers) in Malaysia and Japan and has offices in the United States, Hong Kong and Singapore. Vsource clients include ABN AMRO, Agilent Technologies, EMC, Gateway, Haworth, Network Appliance and other Fortune 500 and Global 500 companies. For more information, visit the Vsource web site: http://www.vsource.com.

            Vsource will host an earnings webcast today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss today's announced financial results. Links to access the webcast are available on the Vsource web site at http://www.vsource.com; on the CCBN web site as a direct link http://www.corporateir.net/ireye/ir_site.zhtml?ticker=VSRC%20&script=1020&item_id=ew,6397801); on CCBN's Investor Distribution Network (www.companyboardroom.com); or by visiting any of the investor sites in CCBN's Individual Investor Network (including America Online's Personal Finance Channel). Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

Vsource is a registered trademark of Vsource, Inc. Vsource Versatile Solutions and Vsource Foundation Solutions are trademarks of Vsource, Inc.

Fortune, Fortune 500 and Global 500 are registered trademarks of Time Inc. Vsource disclaims any proprietary interest in the marks and names of others.

Forward Looking Statements

Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, introduction of services and growth opportunities expected or anticipated to be realized by management. Vsource disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Factors that could cause or contribute to such differences include, but are not limited to, reliance on one client, inability to raise sufficient funds to meet our operating requirements, our limited experience in the business process outsourcing business, inability to repay the debt that we have incurred, the new and unproven market for business process outsourcing services in the Asia-Pacific region, long cycles for sales of our solutions, complexities involved in implementing and integrating our services, fluctuations in revenues and operating results, economic and infrastructure disruptions, dependence on a small number of vendors and service providers, management of acquisitions, litigation, and competition. Other factors that may affect these statements are identified in our previous filings with the Securities and Exchange Commission.

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